UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2007

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2007, CSK Auto Corporation (the "Company") announced the appointment of Michael D. Bryk, 53, as its new Senior Vice President of Finance and Controller. In this capacity, Mr. Bryk will also serve as the Company’s principal accounting officer. Mr. Bryk is expected to commence employment with the Company on October 8, 2007.

Mr. Bryk has served for fourteen years in a variety of financial executive and management positions with CompUSA, a retailer and reseller of personal computers and related products and services. In particular, from February 2007 through the present, he served as Executive Vice President and Chief Financial Officer. From 2002 through February 2007, he served as Vice President – Finance and Administration. Prior to that, from 2000 to 2002, he served as Vice President – Controller. Before joining CompUSA in 1993, Mr. Bryk served as the Chief Financial Officer and in other finance management capacities while employed with other consumer product retailers in the eastern and southeastern United States.

The following is a summary of the material terms of Mr. Bryk’s compensation arrangements relative to his employment:

• Base salary of $280,000 per year.
• An incentive bonus of $25,000 to be paid in equal monthly installments over the first six months of his employment.
• Guaranteed target bonus equal to 30% of his base salary, prorated from his start date through the remainder of fiscal 2007 to be paid concurrently with General and Administrative Staff bonuses in spring fiscal 2008, or as soon thereafter as is reasonably feasible.
• An equity grant of 50,000 stock options and 10,000 shares of restricted stock, which shall be granted as soon as reasonably feasible after the current blackout period imposed by the Company in fiscal 2006 (as previously announced in a Form 8-K dated December 13, 2006) is lifted. The option price per share with respect to each stock option shall be the fair market value of the Company’s common stock on the grant date. Stock options and restricted shares will vest as to 1/3 of such options or shares (as the case may be) on each of the first, second and third year anniversaries of the grant date, and will be subject to the terms and conditions of the 2004 Stock and Incentive Plan and the governing stock option contract and restricted stock agreement, the forms of which were previously filed with the Securities and Exchange Commission.
• In connection with his employment, Mr. Bryk is being relocated from Texas to Arizona. The Company will provide its standard relocation benefits to Mr. Bryk, including, but not limited to, moving expenses, temporary lodging in the Phoenix, Arizona area and reasonable commuting expenses until approximately January 1, 2008, and house hunting and other associated travel expenses.

In addition, upon joining the Company, Mr. Bryk will be eligible for severance benefits in accordance with our standard senior officer Severance and Retention Agreement, the material terms of which are identical to the form of Second Amended and Restated Severance and Retention Agreement previously filed with the SEC.

Other than his compensation arrangements relative to his employment, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which Mr. Bryk or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Bryk has no family relationships with any director or executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this Form 8-K:

Exhibit No. Description

99.1 - Press Release dated September 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

September 21, 2007	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 20, 2007